Exhibit 10.36


                              EMPLOYMENT AGREEMENT

     This Agreement entered into by and between AMERICAN BANK NOTE COMPANY GRAFICA E SERVICOS LTDA., a company organized and existing under the laws of the Federative Republic of Brazil, with head offices at Rua Peter Lund 146, Sao Crisovao, in the City of Rio de Janeiro, State of Rio de Janeiro, Brazil (hereinafter "EMPLOYER"), and MR. SIDNEY LEVY, Brazilian citizen, married, engineer, resident and domiciled in the City and State of Rio de Janeiro, at Avenida Vieira Souto 620/1020 bearer of the Identity Card No. 3343401/IFP and of Individual Taxpayers' Registration (CPF/MF) No 441604447-04 (hereinafter "EMPLOYEE").


                         W I T N E S S E T H   T H A T


WHEREAS, on January 31, 1996, the EMPLOYER and the EMPLOYEE entered into an agreement denominated MEMORANDUM OF AGREEMENT whereby the EMPLOYER hired the services of the EMPLOYEE for a period of three years ending February 1, 1999, pursuant to the terms and conditions provided for therein;

WHEREAS the EMPLOYER and the EMPLOYEE wish to review the terms and conditions provided for in the January 31, 1996 MEMORANDUM OF AGREEMENT to guarantee the continuation of the EMPLOYEE's rendering of services to the EMPLOYER for an additional term;

NOW, THEREFORE, the parties hereto agree to enter into this Employment Agreement under the following terms and conditions:


1 - RENEWAL OF APPOINTMENT AND TERM

     EMPLOYER hereby renews the EMPLOYEE's appointment as its President and General Manager in Brazil for a period of four (4) years commencing on January 1, 1999, being the EMPLOYEE hereby authorized to use the title "President" before third parties. The EMPLOYEE hereby accepts such renewal of his prior appointment for the term provided for above.


2 - POWERS AND DUTIES

     In his capacity, of EMPLOYER's President and General Manager, the EMPLOYEE will have the powers provided for in the EMPLOYER's Articles of Organization, as amended from time to time, and the duties as determined from time to time by the majority quotaholder of the EMPLOYER. The EMPLOYEE will be responsible for the overall management of the EMPLOYER on behalf of its majority quotaholder, reporting directly to the representatives of the EMPLOYER's majority quotaholders.


3- COMPENSATION

3.1 In his capacity of the EMPLOYER's General Manager, the EMPLOYEE will receive a monthly salary of R$ 30,000.00 (thirty thousand reais), payable thirteen times per year to include the mandatory thirteenth salary. This monthly salary will be adjusted for inflation on an annual basis according to the index resulting from the collective bargaining arrangement entered into by and between the union representing the employees of the EMPLOYER and the EMPLOYER's business sector representatives, or pursuant to any salary adjustment index generally applied to the salaries of the employees of the EMPLOYER.

3.2 In addition to the fixed base salary provided for in item 3.1 above, the EMPLOYEE will be entitled to a performance bonus not to exceed one time his annual salary in effect at the time of the payment of the bonus. The bonus will be payable pursuant to the terms and conditions set forth in the policy governing performance bonus applicable to the executives of the EMPLOYER.

3.3 The EMPLOYEE will continue to be entitled to use a company car during the term of this Employment Agreement. The EMPLOYER and the EMPLOYEE will choose the type of car the EMPLOYEE will use during the term of this Employment Agreement, as well as when the car being used by the EMPLOYEE shall be replaced by a new one. The EMPLOYER will pay the car's insurance, regular maintenance costs and fuel.

3.4 The EMPLOYEE will be entitled to a school allowance equivalent to US$18.000 (eighteen thousand U.S. dollars) per year. This amount will be paid to the EMPLOYEE on a monthly basis in Reais based on the commercial rate of exchange in effect on the date of payment.

3.5 The EMPLOYEE will have options to purchase 160,000 (one hundred sixty thousand) shares of the common stock of AMERICAN BANK NOTE COMPANY CORPORATION, vesting in equal installments in the first, second, third and fourth anniversaries thereof, at an exercise price equal to 100% (one hundred per cent) of the fair market value on the date of this Agreement, in the customary form and subsequent to the customary conditions for options granted to other executives of AMERICAN BANK NOTE COMPANY CORPORATION.

3.6 In addition to the EMPLOYEE's total compensation, he will be entitled to medical and dental benefits, to be defined by the parties at the EMPLOYER sole cost.

     The EMPLOYEE will be solely responsible for any and all taxes, including withholding taxes that may be levied on any of the payments made to the EMPLOYEE hereunder.


4 - INCENTIVE PLAN

     As a result of Section 4 of the January 31, 1996 Memorandum of Agreement entered into by and between the parties, the EMPLOYEE became entitled to a payment according to a formula stated in that agreement. The parties now agree that this amount will be entirely paid to the EMPLOYEE thirty (30) days after the publication of the audited annual results of 1998.


5 - WORKING TIMETABLE

     The EMPLOYEE will work as a full time employee. However, according to the needs of his position, the EMPLOYEE may vary his working hours. The EMPLOYEE will not be entitled to any increase in his compensation as a result of extraordinary working hours, as determined by article 62 (b) of the Brazilian Labor Code (Consolidacao das Leis do Trabalho - "CLT").


6 - LOYALTY

     During the term of this Agreement, the EMPLOYEE undertakes to render services to the EMPLOYER to the best of his professional ability, devoting the necessary time and attention to the full performance of any and all duties hereunder. The EMPLOYEE shall not, during the term of this Agreement or any amendment hereof, and for a period of two (2) years after the termination of this Agreement, directly or indirectly, engage in any business, render services to, be associated with (as an employee, owner, stockholder, partner, agent, representative, officer or otherwise) any direct or indirect competitor, client or supplier of the EMPLOYER or the EMPLOYER's quotaholders. A breach of this Section will constitute a just cause (justa causa) for the EMPLOYEE's termination, as determined by article 482 (c) of the CLT.


7 - CONFIDENTIAL INFORMATION

     The EMPLOYEE shall not use or disclose to any third party any confidential information concerning the business affairs, policies, trade secrets, organization and other information regarding the EMPLOYER or the EMPLOYER's quotaholders, its customers, suppliers, representatives or employees, which he may acquire in the course of his activities under the terms of this Agreement. The breach of the confidentiality obligation will be deemed a just cause (justa causa) for the termination of this Agreement, as defined by article 482 (g) of the CLT. The obligation referred to herein shall survive after the termination of this Agreement for a period of 2 (two) years.


8 - NON RENEWAL

     If, upon the expiration of the term provided for in Section 1 herein, the EMPLOYER decides not to renew this Agreement, the EMPLOYEE will be entitled to enter into a two-year Consulting Agreement with the EMPLOYER with a compensation not lower than one half the EMPLOYEE's annual base salary provided for in this Agreement, i.e., (R$15,000 (fifteen thousand reais) per month times thirteen months per year.)


9 - TERMINATION

     In the event the EMPLOYER terminates this Agreement other than for cause, as defined in the CLT, or if the EMPLOYEE voluntarily terminates this Agreement for "good reason" or "change of control", the EMPLOYEE will be entitled to receive an indemnity equal to twice his annual base salary plus any accrued annual incentive bonus. For purposes of this section, "good reason" shall mean a change in the EMPLOYEE's duties or title without the EMPLOYEE's consent. A "change of control" shall mean the loss by American Banknote Corporation of the majority voting ownership of the EMPLOYER other than as a result of a public offering, or a private placement of securities.


10 - FORCE MAJEURE

     Neither party hereto shall be liable for failure to fulfill its obligations hereunder for causes beyond its control, including, but not limited to, fires, strikes, insurrection or riots. In such cases, neither party shall be liable in any event.


11 - WAIVER

     The waiver by either party of a breach or default of any of the provisions of this Agreement by the other party shall not be construed as a waiver of this or any succeeding breach of the same or other provisions, nor shall any delay or omission by either party to exercise or avail itself of any rights, power, or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.


12 - GOVERNING LAW

     This agreement shall be governed by and interpreted under the laws of Brazil and especially by the CLT.


13 - DISPUTES

     Any disputes hereunder which cannot be amicably solved, by the parties shall be decided upon by the competent court within the State of Rio de Janeiro, Federative Republic of Brazil.


14 - ENTIRE AGREEMENT AND MODIFICATIONS

     This agreement constitutes the entire agreement between the parties with respect to the subject matter hereto and supersedes all prior agreements between the parties, whether written or oral, relating to the same subject matter. No modification, amendment or supplements to this agreement shall be effective for any purpose unless in writing signed by an authorized representative of each party.


                                      * * *



And, being duly agreed, the parties execute this Agreement in triplicate before the undersigned two witnesses below.

         Rio de Janeiro, December ___, 1998.



         AMERICAN BANK NOTE COMPANY GRAFICA  E SERVICOS LTDA.

          By: Morris Weissman
          Title:Chairman & CEO



         SIDNEY LEVY


WITNESSES:

1. _______________
Name: ____________
2. _______________
Name: ____________